Exhibit 99.2
ChromaDex® Acquires Spherix Consulting

- Spherix Consulting Brings Technical and Regulatory Services to
Further Build ChromaDex’s Offering of Science-Based Solutions -

IRVINE, Calif. – December 3, 2012 – ChromaDex® Corporation (OTCQB: CDXC) ("ChromaDex") an innovative natural products company that provides proprietary, science-based solutions and ingredients to the dietary supplement, food & beverage, animal health, cosmetic and pharmaceutical industries, and marketer of its branded, patented pterostilbene, pTeroPure®, announced today the completion of the acquisition of Spherix Consulting, Inc.,  a subsidiary of Spherix, Inc.

As a result of the transaction, Spherix Consulting became a wholly-owned subsidiary of ChromaDex.   Spherix Consulting will continue to maintain offices in the greater Washington, DC area.  As a leader in scientific and regulatory consulting, Spherix Consulting has a well-established list of Fortune 1000 customers.  The transaction is expected to result in an immediate increase in revenue for ChromaDex.

Spherix Consulting provides its clients in the food, supplement, and pharmaceutical industries with effective solutions to manage potential health and regulatory risks.   Its science-based solutions are for both new and existing products that may be subject to product liability and/or exposed to changing scientific standards or public perceptions; literature evaluations; and, design and assessment of pre-clinical and clinical safety testing.  Spherix Consulting specializes in regulatory submissions for food and dietary supplement ingredients (GRAS, NDIN, Food Additive Petitions, Novel Food Petitions). For its clients involved in drug development within the pharmaceutical industry, Spherix provides similar services as well as risk-based strategies, including intellectual property data and compliance gap identification, due diligence assessments, and IND writing.

The acquisition will complement and expand ChromaDex’s leadership in the reference standards and services business.  By providing a more comprehensive suite of science-based and regulatory services, ChromaDex will to able to more efficiently advance products in the dietary supplement, food & beverage, animal health, cosmetic and pharmaceutical markets

Commenting on the announcement, Frank Jaksch, CEO and co-Founder of ChromaDex, stated, "Spherix Consulting is a premier provider of product regulatory approval and scientific advisory services. Given the rapidly changing regulatory environment, these services have never been more critical for suppliers, manufacturers and retailers. By acquiring Spherix Consulting, we provide this valuable expertise to better support our customers’ product development outcomes.”

Claire Kruger, who will continue as President of Spherix Consulting, added, “Together, Spherix Consulting and ChromaDex will provide a comprehensive platform of services for our clients that is both efficient and effective. Our unparalleled industry expertise and complementary offerings will provide our customers with enhanced services and better access to the information they need to make science-based decisions.”

About ChromaDex®:

ChromaDex, Inc. is an innovative natural products company that provides proprietary, science-based solutions and ingredients to the dietary supplement, food & beverage, animal health, cosmetic and pharmaceutical industries. ChromaDex's pipeline of proprietary products include patented pTeroPure® pterostilbene, which was named the 2010 North American Most Promising Ingredient of the Year by the independent research company Frost & Sullivan. The company has also launched ProC3G™, a natural black rice extract containing 40% cyanidin-3-glucoside and is in the process of developing Nicotinamide Riboside, a novel next-generation B-vitamin. All products are backed with extensive scientific research and intellectual property.

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in the companies' filings with the Securities and Exchange Commission, and risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

ChromaDex Media Inquiries:
Chandler Chicco Agency
Keshia Cain, Media Specialist
310-309-1017
kcain@ccapr.com

ChromaDex Investor Contact:
The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com

ChromaDex Contact:
Laura Carney, Executive Assistant
949-419-0288
laurac@chromadex.com

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